Exhibit 99.2

INVESTOR RIGHTS AGREEMENT

dated

May 6, 2026

by and among

ATA Creativity Global

Mr. Xiaofeng Ma

Able Knight Development Limited

Joingear Limited

Mr. Jun Zhang

Arts Consulting Limited

and

Everrise Holding LLC

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into on November 17, 2025 by and among:

1)	ATA Creativity Global, a company incorporated under the laws of the Cayman Islands (the “Company”);

2)	Xiaofeng Ma, a PRC citizen (“Mr. Ma”);

3)	Able Knight Development Limited, a company incorporated under the laws of the British Virgin Islands (“Able Knight”);

4)	Joingear Limited, a company incorporated under the laws of the British Virgin Islands (“Joingear”, together with Mr. Ma and Able Knight, “Mr. Ma Parties”);

5)	Jun Zhang, a PRC citizen (“Mr. Zhang”);

6)	Arts Consulting Limited, a company incorporated under the laws of the British Virgin Islands (“ArtsCL”, together with Mr. Zhang, “Mr. Zhang Parties”); and

7)	Everrise Holding LLC, a company incorporated under the laws of the Cayman Islands (the “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, certain number of Common Shares (the “Subscription Shares”), on the terms and conditions set forth in that certain Subscription Agreement dated on May 6, 2026 between the Company and the Investor, as may be amended, modified or supplemented from time to time in accordance with the terms thereof (the “Subscription Agreement”); and

WHEREAS, this Agreement is being entered into by the Parties hereto in connection with the execution and delivery of the Subscription Agreement and sets forth certain rights and obligations of the Parties hereto.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1             Definitions. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

“ADS” means American Depositary Shares, each of which represents two Common Shares, of the Company;

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of the Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x);

“Applicable Securities Laws” means with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States;

“Board” means the board of directors of the Company;

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, the PRC, the Cayman Islands or Hong Kong are required or authorized by Law to be closed;

“Closing” means the closing of the transactions contemplated under the Subscription Agreement;

“Closing Date” means the date of the Closing;

“Common Shares” mean the common shares of the Company with a par value of US$0.01 per share;

“Competitor” means any Person, that (either on its/his/her own account or through any of its/his/her Affiliates) is at the relevant time of determination engaged in art and creativity education business and overseas study counselling business or other businesses substantially similar to or be the same as that being conducted by the Company and/or its Subsidiaries;

“Control” of a given Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing;

“Deposit Agreement” means the deposit agreement dated as of January 28, 2008 by and among the Company, the Depositary and all holders and beneficial owners of the American depositary shares of the Company, as may be amended from time to time;

“Depositary” means Citibank, N.A, acting in its capacity as depositary under the Deposit Agreement, and any successor depositary;

“Director(s)” means the director(s) of the Company;

“Effective Date” means the date that a Registration Statement filed pursuant to Section 3.1(a)(1) is first declared effective by the SEC;

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“FINRA” means the Financial Industry Regulatory Authority;

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities;

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the People’s Republic of China or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

“Holder” means any Person owning or having the right to acquire Registrable Securities;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over the Company, the Shareholders or other parties hereto, as the case may be;

“Memorandum and Articles” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company in effect, as amended and restated from time to time;

“Nasdaq” means the Nasdaq Capital Market;

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement;

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

“PRC” means People’s Republic of China, excluding, for the purposes of this Agreement only, Hong Kong, the Macau Special Administrative Region and the island of Taiwan.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus;

“Registrable Securities” means any Common Shares owned by any of Mr. Ma Parties or Mr. Zhang Parties or the Investor, and Common Shares issued or issuable in respect of such Common Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Common Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Common Shares in the form of ADSs (it being understood that while any offers and sales made under a Registration Statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such Registration Statement under the Securities Act are Common Shares, and the ADSs are registered under a separate Form F-6); provided, however, that any such Registrable Securities shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (A) the sale by any Person of such Registrable Securities to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Registrable Securities sold shall cease to be Registrable Securities) or (B) such Registrable Securities becoming eligible for sale by the Holder pursuant to Rule 144 without volume or manner-of-sale restrictions (but only if the Company has effected the removal of any legend from the certificates evidencing the Registrable Securities and any conversion into the ADS requested by such Holder);

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement;

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities” means any Common Share or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Shareholder” or “Shareholders” means Persons who hold the Common Shares from time to time;

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture, or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with generally accepted accounting principles applicable to such Person;

“Trading Day” means a day on which the principal Trading Market is open for business;

“Trading Market” means any of the following markets or exchanges on which the ADSs is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing);

“Transaction Documents” mean this Agreement, the Subscription Agreement and each of the other agreements and documents entered into or delivered by the Parties hereto in connection with the transactions contemplated by the Subscription Agreement;

“Transfer” (or any correlative term) means, in respect of any Equity Securities, a direct or indirect sale, assignment, pledge, charge, mortgage, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of Law of such Equity Securities (including through the transfer of shares or ownership interest in any person that directly or indirectly Controls any person that holds such Equity Securities), or the creation of a security interest in, or lien on, or any other encumbrance or disposal (directly or indirectly and whether or not voluntary) on such Equity Securities, and shall include any transfer by will or intestate succession or entry into any swap or other derivatives transaction that transfers to any person, in whole or in part, any of the economic benefits or risks of ownership of such Equity Securities, whether any such transaction is to be settled by delivery of such Equity Securities or other Equity Securities, in cash or otherwise;

“Voting Securities” means the Common Shares and any other Securities which are entitled to vote in any meeting of Shareholders of the Company or grant a consent or approval with respect to any matter over which a consent or approval of the holders of any voting securities is sought.

Section 1.2             Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b)           the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)           all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)           the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f)            references to a Person are also to its successors and permitted assigns; and

(g)           the use of the term “or” is not intended to be exclusive.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1             Restrictions on Transfer by the Investor.

(a)           Co-Sale Right of Mr. Ma Parties and Mr. Zhang Parties. If, at any time, the Investor proposes to Transfer in a transaction pursuant to an exemption from the registration requirements under the Securities Act any of the Subscription Shares, then the Investor shall promptly give written notice (the “Transfer Notice”) to each of Mr. Ma Parties, Mr. Zhang Parties and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Equity Securities to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer (if any). Mr. Ma Parties and Mr. Zhang Parties (the “Co-Sale Holders”) shall have the right, exercisable upon written notice to the Investor and the Company (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the Transfer Notice (the “Co-Sale Right Period”), to participate in the sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent any Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of the Offered Shares that the Investor may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

1)	Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Common Shares held by or issuable to it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the total number of Common Shares held directly or indirectly by such Co-Sale Holder (calculated on an as-converted basis) at the time of the date of Transfer Notice and the denominator of which is the combined number of Common Shares held by the Investor and Common Shares held directly or indirectly by such Co-Sale Holder (calculated on an as-converted basis) at the time of the date of the Transfer Notice(the “Co-Sale Pro Rata Portion”). Notwithstanding the foregoing, in the event that the sale of the Offered Shares by the Investor leads to that the Investor (together with its Affiliate(s)) ceases to hold more than 20% of the outstanding Voting Securities of the Company, each Co-Sale Holder shall have the option (but not the obligation) to sell all the Equity Securities in the Company held by it, prior to the Investor, to the prospective purchaser at the same price and on materially equivalent terms and conditions as those offered by the prospective purchaser.

2)	Transferred Shares. A Co-Sale Holder shall effect its participation in the co-sale by promptly delivering to the Investor for transfer to the prospective purchaser instrument(s) of transfer executed by such Co-Sale Holder and one or more certificates, properly endorsed for transfer, which represent the number of the Common Shares or other Equity Securities in the Company which such Co-Sale Holder elects to sell; provided however, if the Investor proposes to Transfer any ADSs to the prospective purchaser, or if the prospective purchaser objects to the Transfer of the Common Shares in lieu of the ADSs, upon written request of such Co-sale Holder, the Company shall convert such Common Shares into ADSs.

3)	Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder delivers to the Investor shall be transferred to the prospective purchaser in consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Investor shall concurrently therewith remit to the Co-Sale Holder exercising the co-sale right that portion of the sale proceeds to which the Co-Sale Holder is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Common Shares or other securities from the Co-Sale Holders exercising the co-sale right hereunder, the Investor shall not Transfer to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Investor shall purchase such Common Shares or other securities from the Co-Sale Holders exercising the co-sale right pursuant to the terms and conditions specified in the Transfer Notice. The Company shall, upon surrendering by the Co-Sale Holder or the Investor of the certificates for the Common Shares or other securities being Transferred from the Co-Sale Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Investor, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holder of its co-sale rights under this Section 2.2(b).

4)	Procedure of the Transfer by the Investor. Subject to other provisions under this Section 2.1(a), the Investor shall have a period of ninety (90) days from the expiration of the Co-Sale Right Period in which to sell the remaining Offered Shares that have not been taken up by the co-sale rights exercised by Mr. Ma Parties and Mr. Zhang Parties, to the prospective transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to such prospective transferee than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. In the event that the Investor does not consummate the sale of such Offered Shares to the prospective transferee identified in the Transfer Notice within such ninety (90) day period, the co-sale right of Mr. Ma Parties and Mr. Zhang Parties under this Section 2.2(b) shall be re-invoked and shall be applicable to each subsequent Transfer of such Offered Shares by the Investor until such rights lapse in accordance with the terms of this Agreement.

(b)           Permitted Transfer. Notwithstanding anything contrary in this Agreement, the restrictions in the foregoing subsection (a) on the Investor’s right to Transfer in a transaction pursuant to an exemption from the registration requirements under the Securities Act shall not apply to any Transfer by the Investor to its Affiliate provided that such Affiliate of the Investor is not a Competitor of the Company or an Affiliate of the Competitor. Subject to the foregoing subsection (a), the Investor shall cause any permitted transferee of any Transfer of the Subscription Shares to execute and deliver to the Company a joinder agreement becoming a Party hereto as an “Investor” subject to the terms and conditions hereof (to the extent practical).

(c)           Void Transfer. Any purported Transfer by the Investor in violation of this Article II shall be null and void and of no force and effect and the Company shall refuse to recognize any such Transfer and shall not register or otherwise reflect on its records any change in ownership of such Equity Securities in the Company purported to have been Transferred.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1             Registration Rights. The Company agrees to grant each Holder the following registration rights and the Investor undertakes to use its best efforts to cause the Company to ensure the full exercise and enforcement of the registration rights of Mr. Ma Parties and Mr. Zhang Parties, including but not limited to procuring any Director nominated by the Investor (if any) to cooperate with the exercise of such rights:

(a)           Demand Registration.

1)	Registration Statements. At any time or from time to time after the date that is six (6) months after the Closing Date, each of the Holders may request in writing that the Company prepare and file with the SEC a Registration Statement on Form F-3 (or, if Form F-3 is not then available to the Company or is not permitted to cover all Registrable Securities requested by the Holder for registration, on such form of registration statement (including without limitation Form F-1, as applicable) as is then available to effect a registration for resale of all of the applicable Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form F-3 (as applicable), include without limitation the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the customary “Plan of Distribution” section. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 3.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC; and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering without limitation the maximum number of Registrable Securities permitted to be registered by the SEC, on Form F-3 or such other form (including without limitation Form F-1, as applicable) available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis to the Holders based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In addition, if any SEC Guidance requires any Person seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Person does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Person, until such time as the SEC does not require such identification or until such Person accepts such identification and the manner thereof. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”).

2)	Effectiveness. The Company shall use reasonable best efforts to have the Shelf Registration Statement or New Registration Statement declared effective as soon as practicable but in any event within thirty (30) days after the Holder(s) requests to file the Registration Statement (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act) (the “Effectiveness Deadline”), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (a) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders; or (b) the date that all Registrable Securities covered by such Registration Statement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Depositary and the affected Holders (the “Effectiveness Period”). The Company shall notify each Holder by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide each Holder with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. During the Effectiveness Period, the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment.

3)	If: (i) the Shelf Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline; (ii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Company suspends the use of the Prospectus contained in the Registration Statement; or (iii) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) and fails to cure any such failure to satisfy the Rule 144(c)(1) requirement within fifteen (15) Business Days following the date upon which the Holder notifies the Company in writing that such Holder is unable to sell Registrable Securities as a result thereof, (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and the date on which such Event occurs, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable Law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (i) the applicable Event is cured or (ii) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to such Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.67% of the fair market value of the unregistered Registrable Securities then held by such Holder being calculated on the basis of the closing price of the ADSs on the principal Trading Market as of the date such Holder requests to file the Shelf Registration Statement. The Parties agree that (i) notwithstanding anything to the contrary herein or in the Subscription Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline). If the Company fails to pay any Liquidated Damages pursuant to this Section 3.1(c) in full within five (5) Business Days after the date payable, the Company shall pay interest thereon at a rate of 1.67% per month (or such lesser maximum amount that is permitted to be paid by applicable Law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 3.1(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of such Registration Statement on a timely basis results from the failure of any Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Holder).

4)	In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder or is not permitted to cover all Registrable Securities requested by the Holder for registration, the Company shall (i) register the resale of all the Registrable Securities as requested by the Holders on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form F-3 promptly after such form is available or is permitted to cover all Registrable Securities requested by the Holder for registration (as the case may be), provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission.

(b)           Piggyback Registrations. If there is not then an effective registration statement covering all of the Registrable Securities, and the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others of any of its Equity Securities other than (x) a registration pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or Directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (y) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (z) in connection with any dividend or distribution reinvestment or similar plan, then the Company shall send to each Holder written notice of such determination and, if within twenty (20) Business Days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.

Section 3.2             Removal of Legend. Each Holder shall have the right to request removal of any legend from certificates evidencing Registrable Securities in any of the following circumstances: (i) when the Registrable Securities are eligible for resale under Rule 144; (ii) when such Registrable Securities are eligible for resale pursuant to the applicable Registration Statement; or (iii) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). Upon receipt of such request from a Holder, the Company shall, at its own expense, no later than three (3) Business Days following the delivery by such Holder to the Company of a legended certificate representing such Registrable Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by such Holder, issue and dispatch by overnight courier to such Holder, a certificate representing such Registrable Securities that is free from all restrictive and other legends, registered in the name of such Holder or its designee.

Section 3.3             Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 (or any successor provision) and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (viii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) all transfer agent fees required for same-day processing of any notice of conversion and all fees to the Depositary and The Depository Trust Company (or another established clearing corporation performing similar functions), including without limitation any ADS conversion fees, required for same-day electronic delivery of the conversion shares, and (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” Unless otherwise provided in the Transaction Documents, the Company shall not be responsible for any underwriting commissions attributable to the sale of Registrable Securities or any outside counsel fees of such Holder incurred in connection with the sale of Registrable Securities.

Section 3.4             Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a)           prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such Participating Holders and their respective counsel and (y) except in the case of a registration under Section 3.1(b), not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders shall reasonably object;

(b)           file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(c)           prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be necessary to keep such registration effective for the period of time required by this Agreement, and comply with provisions of the Applicable Securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d)           promptly notify the Participating Holders, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (E) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e)           promptly notify the Participating Holders when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f)            promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g)           furnish to each Participating Holder, without charge, as many conformed copies as such Participating Holder may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h)           deliver to each Participating Holder, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder;

(i)            on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j)            cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as may be requested at least three (3) Business Days prior to any sale of Registrable Securities;

(k)           use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(l)            enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as such Holder reasonably requests in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(m)           obtain for delivery to the Participating Holders an opinion or opinions from counsel for the Company dated the Effective Date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(n)           cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(o)           use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(p)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the Effective Date of such Registration Statement;

(q)           use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Shares is then listed or quoted and on each inter-dealer quotation system on which any of the Common Shares is then quoted;

(r)            the Company shall make available, during normal business hours, for inspection and review by each Holder, advisors to and representatives of each Holder (who may or may not be affiliated with such Holder and who are reasonably acceptable to the Company), all financial and other records, all Company SEC Documents (as defined in the Subscription Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by such Holder or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling such Holder and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(s)           with a view to making available to each Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit each Holder to sell Common Shares or ADSs to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to such Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 20-F, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Section 3.5             Obligations of the Holders.

(a)           Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of its Registrable Securities included in the Registration Statement. Each such Holder shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of its Registrable Securities included in the Registration Statement.

(b)           Each Holder, by its acceptance of the Registrable Securities agrees to timely cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holde has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 3.4(d)(C), Section 3.4(d)(D) and Section 3.4(e) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until such Holder is advised by the Company that such dispositions may again be made. Notwithstanding anything to the contrary in this Section 3.5(c), each Holder may dispose of the Common Shares or ADSs it holds and the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of such Holder in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale prior to such Holder’s receipt of a notice from the Company of the happening of any event of the kind described in the first sentence of this Section 3.5(c), and for which such Holder has not yet settled.

(d)           Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement shall require any Holder to provide any non-public financial information with respect to itself or its Affiliates.

Section 3.6             Indemnification.

(a)           Indemnification by the Company. The Company will indemnify and hold harmless each Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on each Holder’s behalf and will reimburse each Holder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by each Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)           Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c)           Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.

Section 3.7             Facilitation of ADS Conversion.

(a)           The Company acknowledges that each Holder has the right to deposit the Common Shares held by it with the Depositary in exchange for ADSs as soon as practicable for future sale (the “ADS Conversion”).

(b)           At any time from and from time to time, upon written request of any Holder, the Company shall promptly and in any event no later than three (3) Trading Days following receipt of such Holder’s request (the “ADS Conversion Deadline”), effect, or cause the Depositary to effect, the ADS Conversion, if there is an effective Registration Statement on file with the SEC covering the re-sale of such Holder’s Common Shares or such Common Shares may be re-sold pursuant to Rule 144, provided that, if requested by the Company, such Holder shall provide reasonable and timely cooperation to facilitate the ADS Conversion to the extent reasonably required.

(c)           For purposes of completing the ADS Conversion, the Company shall, at its sole cost and expense, take all necessary actions to cause the ADS Conversion, including but not limited to directing its Depositary (including to provide any consent or confirmation and to satisfy any other procedural or substantive requirements under the Deposit Agreement), share registrar, transfer agent and an outside counsel to take all necessary actions (including the removal of the restrictive legend) in accordance with the procedures for conversion of the Common Shares into ADSs and pay any and all the relevant cost and expense timely.

(d)           If the ADS conversion is not completed within three (3) Trading Days following receipt of a Holder’s request, then in addition to any other rights the Holders may have hereunder or under applicable Law, on the next day of the ADS Conversion Deadline and on each monthly anniversary of each such date until the completion of the ADS Conversion as requested, the Company shall pay to such Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.67% of the fair market value of the Common Shares to be converted being calculated on the basis of the closing price of the ADSs on the principal Trading Market as of the date such Holder requests the ADS Conversion.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1             Confidentiality. Each Party hereto hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to, hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other Parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any Party hereto (except to the extent that such information has been (a) previously known by such Party on a non-confidential basis from a source other than the other Parties hereto or its representatives, provided that, to such Party’s knowledge, such source is not prohibited from disclosing such information to such Party or its representatives by a contractual, legal or fiduciary obligation to the other Parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such Party, (c) independently developed by such Party or on its behalf, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a Party hereto is requested or required by Law, Governmental Authority, rules of stock exchanges, or other applicable judicial or governmental order to disclose any Confidential Information concerning any of the other Parties hereto, such Party shall, to the extent legally permissible, provide the other Parties with sufficient advance written notice of such request or requirement and, if requested by another Party hereto (at such other Party’s sole expense) assist such other Party in seeking a protective order or other appropriate remedy to limit or minimize such disclosure.

Section 4.2             Termination.

(a)           Subject to subsections (b) and (c) below, this Agreement shall terminate, and have no further force and effect, upon the earliest of: (a) a written agreement to that effect, signed by the Parties hereto, and (b) the termination of the Subscription Agreement in accordance with its terms.

(b)           Notwithstanding anything to the contrary, the Investor shall automatically cease to be a Party to this Agreement and shall have no further rights or obligations hereunder when it (together with its Affiliate(s)) holds less than three percent (3%) of the outstanding Voting Securities of the Company for the first time.

(c)           Notwithstanding anything to the contrary, each of Mr. Ma Parties and Mr. Zhang Parties shall automatically cease to be a Party to this Agreement and shall have no further rights or obligations hereunder when it (together with its Affiliate(s)) holds less than three percent (3%) of the outstanding Voting Securities of the Company for the first time.

Section 4.3             Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Investor, to:

Address: [*]

Attention: [*]

Email: [*]

if to Mr. Ma Parties, to:

Address: 1F Block 2 East Gate, 39 Dong San Huan Zhong Road, Chao Yang District, Beijing 100022, China

Attention: Xiaofeng Ma

Email: [*]

if to Mr. Zhang Parties, to:

Address: 1F Block 2 East Gate, 39 Dong San Huan Zhong Road, Chao Yang District, Beijing 100022, China

Attention: Jun Zhang

Email: [*]

if to the Company, to:

Address: 1F Block 2 East Gate, 39 Dong San Huan Zhong Road, Chao Yang District, Beijing 100022, China

Attention: Ruobai Sima

Email: [*]

or such other address as such Party may hereafter specify for the purpose by notice to the other Parties in the manner set forth in this Section 4.3. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 4.4             Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof, and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations among the Parties respecting the subject matter hereof and thereof.

Section 4.5             Governing Law. This Agreement shall be governed by and construed in all respects by the law of the State of New York, without regard to principles of conflict of laws thereunder.

Section 4.6             Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the Parties’ rights and obligations hereunder (each, a “Dispute”) shall be referred to and finally resolved by arbitration (the “Arbitration”) in the following manner:

(a)           The Arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”);

(b)           The Arbitration shall be procedurally governed by the HKIAC Administered Arbitration Rules as in force at the date on which the claimant party notifies the respondent party in writing (such notice, a “Notice of Arbitration”) of its intent to pursue Arbitration, which are deemed to be incorporated by reference and may be amended by this Section 4.6;

(c)           The seat and venue of the Arbitration shall be Hong Kong and the language of the Arbitration shall be English;

(d)           A Dispute subject to Arbitration shall be determined by a panel of three (3) arbitrators (the “Tribunal”). One (1) arbitrator shall be nominated by the claimant party (and to the extent that there is more than one claimant party, by mutual agreement among the claimant parties) and one (1) arbitrator shall be nominated by the respondent party (and to the extent that there is more than one respondent party, by mutual agreement among the respondent parties). The third arbitrator shall be jointly nominated by the claimant party’s and respondent party’s respectively nominated arbitrators and shall act as the presiding arbitrator. If the claimant party or the respondent party fails to nominate its arbitrator within thirty (30) days from the date of receipt of the Notice of Arbitration by the respondent party or the claimant and respondent parties’ nominated arbitrators fail to jointly nominate the presiding arbitrator within thirty (30) days of the nomination of the respondent-nominated arbitrator, either party to the Dispute may request the Chairperson of the HKIAC to appoint such arbitrator; and

(e)           The Parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing. The arbitral award is final and binding upon the Parties to the Arbitration.

Section 4.7             Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the Parties’ intent in entering into this Agreement.

Section 4.8             Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Company and the Investor hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. This Agreement and the rights and obligations of any Person hereunder shall not be assigned without the mutual written consent of the other Parties hereto, provided that, subject to the restrictions in Article II, the Investor may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time.

Section 4.9             Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 4.10             Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement. Signatures in the form of electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder. The Parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 4.11             Aggregation of Shares. All Securities held or acquired by the Investor and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights of the Investor under this Agreement.

Section 4.12           Specific Performance. The Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the Parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 4.13           Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Party against whom such waiver is to be effective.

Section 4.14           Public Announcements. Without limiting any other provision of this Agreement, the Company shall be entitled to, to the extent permitted by applicable Law, issue any press release or public statement with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and the Investor shall not (to the extent practicable) issue any press release or make any public statement with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby unless obtaining written consent from the Company, except as may be required by Law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange, provided that the disclosing Party shall, to the extent permitted by applicable Law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange and if reasonably practicable, inform the Company about the disclosure to be made pursuant to such requirements prior to the disclosure. Notwithstanding any to the contrary, to the extent required by applicable Law or any listing agreement with or requirement or rules of the applicable securities exchange, the Holders shall be entitled to disclose this Agreement in accordance with such applicable Law or any listing agreement with or requirement or rules of the applicable securities exchange.

Section 10.08.        Effectiveness. This Agreement shall become effective upon the Closing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ATA Creativity Global

By:
Name: Xiaofeng Ma
Title: Chairman and CEO

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Xiaofeng Ma

By:

Able Knight Development Limited

By:
Name: Xiaofeng Ma
Title: Director

Joingear Limited

By:
Name: Xiaofeng Ma
Title: Director

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Jun Zhang

By:

Arts Consulting Limited

By:
Name: Jun Zhang
Title: Director

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Everrise Holding LLC

By:
Name:
Title:

Signature Page to Investor Rights Agreement